Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Bankers Trust Corporation of our report dated March 15, 2021, relating to the consolidated financial statements of Community Bankers Trust Corporation, appearing in the Annual Report on Form 10-K of Community Bankers Trust Corporation for the year ended December 31, 2020.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia
August 20, 2021